                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                    YEAR ENDED JUNE 30, 1997, 1996 AND 1995

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
                                                        YEAR ENDED JUNE 30,
                                                   -----------------------------
                                                     1997      1996      1995
                                                   --------- --------- ---------
                                                   (DOLLARS IN THOUSANDS, EXCEPT
                                                        PER SHARE AMOUNTS)
Net income.......................................  $   6,886 $   7,841 $   5,640
                                                   ========= ========= =========
Number of shares outstanding
  Weighted average shares issued.................  5,950,000 5,950,000 5,738,083
  Less: Weighted average shares held in
   treasury......................................  1,116,876   615,534    78,707
  Less: Average shares held by the ESOP..........    476,000   476,000   459,047
  Plus: ESOP shares released or committed to be
   released during the fiscal year...............     94,198    56,300    21,011
  Plus: Average common stock equivalents--
   primary.......................................    268,606   148,451    12,157
                                                   --------- --------- ---------
  Average primary shares.........................  4,719,928 5,063,217 5,233,497
Plus: Average common stock equivalents--fully di-
 luted...........................................     66,564    15,222     2,990
                                                   --------- --------- ---------
  Average fully diluted shares...................  4,786,492 5,078,439 5,236,487
                                                   ========= ========= =========
Earnings per common share
  Primary........................................  $    1.46 $    1.55 $    1.08
                                                   ========= ========= =========
  Fully diluted..................................  $    1.44 $    1.55 $    1.08
                                                   ========= ========= =========
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